Exhibit 99.1

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Jennifer Jarman
The Blueshirt Group
415-217-5866
jennifer@blueshirtgroup.com

Synaptics Reports Second Quarter Fiscal 2012 Results

•	Revenue up 9%; non-GAAP EPS up 19%, sequentially

•	Product mix drives further expansion of gross margin percentage

•	Strong new product line-up announced at Consumer Electronics Show

Santa Clara, CA – January 26, 2012 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for its second fiscal quarter ended December 31, 2011.

Net revenue for the second quarter of fiscal 2012 was $145.5 million compared with $159.6 million for the comparable quarter last year. Net income for the second quarter of fiscal 2012 was $17.4 million, or $0.51 per diluted share, compared with net income of $17.7 million, or $0.50 per diluted share, for the comparable quarter last year.

Non-GAAP net income for the second quarter of fiscal 2012 was $23.0 million, or $0.68 per diluted share, compared with non-GAAP net income of $25.4 million, or $0.72 per diluted share, for the second quarter of fiscal 2011. (See attached table for a reconciliation of GAAP to non-GAAP results.)

“Our second quarter performance reflects a 9% sequential increase in revenue and a further expansion of our gross margin percentage, driving strong operating leverage. Year-over-year revenue continues to be impacted, as anticipated, by our product transition in mobile and a continued soft PC market,” stated Rick Bergman, President and CEO. “Synaptics is advancing the touch market with new technologies driven by our industry-leading systems-engineering expertise, including our recently announced Design Studio 4 tools with SignalClarity, our in-cell and integrated display driver technology for mobile touchscreens, our leadership in the growing Ultrabook market, and our new ClearPad 7300 high-performance single chip offering for the large touchscreen tablet market.”

For the second quarter of fiscal 2012, non-PC revenue of $78.4 million, consisting almost entirely of mobile phone touchscreen applications, decreased 11% from the year ago quarter. Mobile unit volume continued to grow substantially, with revenue impacted by the product mix transition from integrated touchscreen modules to lower priced, higher gross margin chip or tail touchscreen solutions. PC revenue of $67.1 million decreased 6% from the comparable quarter last year, primarily reflecting lower PC peripherals revenue, and represented 46% of net revenue.

Cash at December 31, 2011 totaled $282.5 million. Cash flow from operations for the second quarter of fiscal 2012 was $29.2 million.

Kathy Bayless, CFO, added, “Overall visibility remains limited amidst global macroeconomic concerns. Considering our backlog of approximately $69.0 million, customer forecasts, and the resulting expected product mix, we anticipate revenue for the third quarter to be in the range of $128.0 million to $136.0 million. We expect both PC and non-PC revenue to be down sequentially based on seasonal trends.”

Earnings Call Information

The Synaptics second quarter fiscal 2012 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, January 26, 2012, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-1427 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.

About Synaptics Incorporated

Synaptics (NASDAQ: SYNA) is a leading developer of human interface solutions for the mobile computing, communications, and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, tablets, and mobile phones. The TouchPad™, Synaptics’ flagship product, is integrated into a majority of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality, and industrial design. The company is headquartered in Santa Clara, California. www.synaptics.com

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation and unusual or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and unusual or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation and unusual or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges and unusual or non-recurring items. Net income excluding share-based compensation and unusual or non-recurring items has limitations as an analytical tool and should not be considered in solation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding the company advancing the touch market with new technologies driven by its industry-leading systems-engineering expertise; the company’s anticipated revenue for the third quarter of fiscal 2012; and the company’s expectations that both PC and non-PC revenue will be down sequentially based on seasonal trends. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets Synaptics serves, (d) the success of Synaptics’ customers’ products that utilize Synaptics’ product solutions, (e) the development and launch cycles of Synaptics’ customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of Synaptics’ product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2011. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	September 30,	September 30,
	December 31, 2011	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$282,465	$247,153
Receivables, net of allowances of $709	86,748	93,808
Inventories	29,223	28,850
Prepaid expenses and other current assets	5,159	4,373

Total current assets	403,595	374,184

Property and equipment, net	25,645	26,222
Goodwill	1,927	1,927
Non-current auction rate securities	21,922	25,876
Other assets	28,802	27,992

Total assets	$481,891	$456,201

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$47,847	$44,930
Accrued compensation	12,897	13,210
Income taxes payable	7,940	11,808
Other accrued liabilities	24,142	22,813

Total current liabilities	92,826	92,761

Notes payable	2,305	2,305
Other liabilities	22,869	21,142

Commitments and contingencies

Stockholders’ equity:
Preferred stock;
$.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock;
$.001 par value; 120,000,000 shares authorized; 47,624,994 and 46,832,208 shares issued, and 32,867,195 and 33,465,732 shares outstanding, respectively	48	47
Additional paid in capital	435,483	406,653
Less: 14,757,799 and 13,366,476 treasury shares, respectively, at cost	(385,666)	(352,142)
Retained earnings	313,313	282,915
Accumulated other comprehensive income	713	2,520

Total stockholders’ equity	363,891	339,993

Total liabilities and stockholders’ equity	$481,891	$456,201

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Net revenue	$145,470	$159,581	$278,916	$312,766
Cost of revenue (1)	76,747	94,543	148,933	184,900

Gross margin	68,723	65,038	129,983	127,866
Operating expenses
Research and development (1)	29,837	26,640	58,063	51,560
Selling, general, and administrative (1)	17,721	18,958	34,430	34,506

Total operating expenses	47,558	45,598	92,493	86,066

Operating income	21,165	19,440	37,490	41,800
Interest income	251	226	451	437
Interest expense	(5)	(5)	(9)	(9)
Impairment (loss)/recovery on investments, net	(7)	—	13	10

Income before income taxes	21,404	19,661	37,945	42,238
Provision for income taxes (2)	4,021	1,983	7,547	5,861

Net income	$17,383	$17,678	$30,398	$36,377

Net income per share:
Basic	$0.53	$0.52	$0.93	$1.06

Diluted	$0.51	$0.50	$0.89	$1.02

Shares used in computing net income per share:
Basic	32,569	33,954	32,717	34,181

Diluted	34,005	35,360	33,972	35,644

(1) Includes share-based compensation charges of:
Cost of revenue	$275	$369	$590	$677
Research and development	3,899	3,325	7,440	6,752
Selling, general, and administrative	4,326	5,757	8,636	9,928

	$8,500	$9,451	$16,666	$17,357

(2) Includes tax benefit for share-based compensation charges of:

	$2,865	$2,716	$4,880	$5,079

Non-GAAP net income per share:
Basic	$0.71	$0.75	$1.29	$1.45

Diluted	$0.68	$0.72	$1.24	$1.39

SYNAPTICS INCORPORATED

Reconciliation of Non-GAAP Net Income and Net Income Per Share

(In thousands, except per share data)

(Unaudited)

	September 30,	September 30,	September 30,	September 30,
	Three Months Ended December 31,		Six Months Ended December 31,
	2011	2010	2011	2010

Reported net income	$17,383	$17,678	$30,398	$36,377

Non-GAAP adjustments (net of tax):
Nonrecurring CEO resignation costs	—	1,006	—	1,006
Net loss/(recovery) on investments	7	—	(13)	(10)
Share-based compensation	5,635	6,735	11,786	12,278

Non-GAAP basic and diluted net income	$23,025	$25,419	$42,171	$49,651

Non-GAAP net income per share:
Basic	$0.71	$0.75	$1.29	$1.45

Diluted	$0.68	$0.72	$1.24	$1.39